                                                             OMB APPROVAL
                                                      --------------------------
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities

                     Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                 Citizens, Inc.
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(Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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The Securities and Exchange Commission should contact:

               Reid A. Godbolt, Esq.
               David A. Thayer, Esq.
               Jones & Keller, P.C.
               1625 Broadway, Suite 1600
               Denver, Colorado 80202
               303-573-1600 (telephone)
               303-573-0769 (facsimile)

with respect to comments.

PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                              (CITIZENS INC. LOGO)

                                 CITIZENS, INC.

                             400 EAST ANDERSON LANE
                              AUSTIN, TEXAS 78752
                                 (512) 837-7100
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                 MARCH 4, 2004

                             ---------------------

To the Shareholders of Citizens, Inc.:

DATE:     March 4, 2004
TIME:     10:00 a.m. Central time
PLACE:    400 East Anderson Lane
          Austin, Texas

     We are holding this meeting:

          1. To consider and act upon a proposal to amend our Articles of Incorporation to (i) increase the number of authorized shares of our Class A common stock from 50,000,000 to 100,000,000 shares and (ii) increase the number of authorized shares of our Class B common stock from 1,000,000 to 2,000,000 shares.

          2. To consider and act upon a proposal to amend our Articles of Incorporation to create an authorized class of 25,000,000 shares of preferred stock available for future issuance in series with terms and preferences designated by our Board of Directors.

          3. To consider and act upon a proposal to amend Article V of our Articles of Incorporation to increase the maximum number of directors on our Board of Directors from nine members to up to 15 members.

          4. To transact any other business properly brought before the meeting or any adjournment thereof.

     You are cordially invited to attend the meeting in person. To ensure that you are represented at the meeting, please fill in, sign, and return the enclosed proxy card as promptly as possible. Your early attention to the proxy statement and proxy card will be greatly appreciated. IF YOUR SHARES ARE HELD IN STREET OR NOMINEE NAME, PLEASE RESPOND TO THE RECORD HOLDER'S COMMUNICATION WITH YOU AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE REPRESENTED AT THE MEETING.

                                           By Order of the Board of Directors

                                           /s/ MARCIA F. EMMONS
                                           -------------------------------------
                                           Marcia F. Emmons,
                                           Secretary


January 29, 2004

                              (CITIZENS INC. LOGO)

                                 CITIZENS, INC.
                             400 EAST ANDERSON LANE
                              AUSTIN, TEXAS 78752

                                PROXY STATEMENT

                        SPECIAL MEETING OF SHAREHOLDERS


     This Proxy Statement is furnished to you in connection with the solicitation of proxies by our Board of Directors for use at our special meeting of shareholders to be held at 10:00 a.m. Central time on March 4, 2004, at our headquarters located at 400 East Anderson Lane, Austin, Texas. This Proxy Statement and the enclosed proxy card were sent to shareholders on or about January 29, 2004.


     The following matters will be acted on at our meeting:

          1. To consider and act upon a proposal to amend Article III of our Articles of Incorporation to (i) increase the number of authorized shares of our Class A common stock from 50,000,000 to 100,000,000 shares and (ii) increase the number of authorized shares of our Class B common stock from 1,000,000 to 2,000,000 shares.

          2. To consider and act upon a proposal to amend Article III of our Articles of Incorporation to create an authorized class of 25,000,000 shares of preferred stock available for future issuance in series with terms and preferences designated by our Board of Directors.

          3. To consider and act upon a proposal to amend Article V of our Articles of Incorporation to increase the maximum number of directors on our Board of Directors from nine members to up to 15 members.

          4. To transact any other business properly brought before the meeting or any adjournment thereof.

                        GENERAL INFORMATION ABOUT VOTING

WHO CAN VOTE?

     Holders of our Class A and Class B common stock can vote their shares if our records show that you owned the shares on January 22, 2004. A total of 34,935,419 shares of Class A common stock and 874,935 shares of Class B common stock can vote at the meeting. Each share of common stock is entitled to one vote. Each proxy card indicates the number of shares that you will be entitled to vote at the meeting.

HOW DO I VOTE BY PROXY?

     Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a matter, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote:

     - for the proposal to amend Article III of our Articles of Incorporation to
       (i) increase the number of authorized shares of our Class A common stock from 50,000,000 to 100,000,000 shares and (ii) increase the number of authorized shares of our Class B common stock from 1,000,000 to 2,000,000 shares;

     - for the proposal to amend Article III of our Articles of Incorporation to create an authorized class of 25,000,000 shares of preferred stock available for future issuance in series with terms and preferences designated by our Board of Directors;

     - for the proposal to amend Article V of our Articles of Incorporation to increase the maximum number of directors on our Board of Directors from nine members to up to 15 members.

     - in the discretion of the proxyholders with respect to any other matters properly brought before the meeting.

WHAT IF OTHER MATTERS COME UP AT THE MEETING?

     The matters described in this proxy statement are the only matters we know will be voted on at the meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares in their discretion.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. At any time before the vote on a proposal, you can change your vote either by giving our secretary, Marcia F. Emmons, at our address shown above, a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card. We will honor the proxy card with the latest date.

CAN I VOTE IN PERSON AT THE MEETING RATHER THAN BY COMPLETING THE PROXY CARD?

     Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the meeting and vote your shares in person, even if you have previously completed and returned a proxy card.

WHAT DO I DO IF MY SHARES ARE HELD IN "STREET NAME"?

     If your shares are held by your broker, a bank, or other nominee, you will probably receive this proxy statement from them with instructions for voting your shares. Please respond quickly so that they may represent you.

     If your shares are held in the name of a broker, bank, or other nominee, and you do not tell that person how to vote your shares (so-called "broker non-votes"), that person can vote them as they see fit only on matters that self regulatory organizations determine to be routine, and not on any other proposal such as the proposals to amend our Articles of Incorporation. Broker non-votes will be counted as present to determine if a quorum exists, but will not be counted as present and entitled to vote on any non-routine proposal.

HOW ARE VOTES COUNTED?

     We will proceed with the shareholders meeting if at least one-third of the outstanding shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card. With respect to the three proposals to amend our Articles of Incorporation, each proposal will require the approval of at least a majority of the shares of the Class A and Class B common stock issued and outstanding, with each class voting separately as a voting group.

WHO PAYS FOR THIS PROXY SOLICITATION?

     We will pay the cost of this solicitation. In addition to sending you these materials, some of our officers or directors may contact you by telephone, by mail, or in person. None of these individuals will receive any extra compensation for doing this.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     We have two classes of common stock. Both classes of common stock are equal in all respects, except that (i) Class B common shareholders elect a simple majority of the Board of Directors of the Company and Class A common shareholders elect the remaining directors; and (ii) Class A shareholders receive, on a per-share basis, twice the cash dividends paid on a per-share basis to Class B shareholders. Each outstanding share of common stock has one vote in all matters to be considered at the meeting.

     Management knows of no matters to be submitted at the Meeting with respect to which the shareholders are entitled to vote, other than the proposals described in this proxy statement. In the event other matters properly come before the Meeting, the persons named in the proxy will vote according to their best judgment.

     The following table shows, as of December 31, 2003, certain information with regard to the beneficial ownership of our Common Stock:

     - by each of our executive officers and directors,

     - by all of our executive officers and directors as a group, and

     - by each person who is known by us to own beneficially more than 5% of our outstanding common stock.

                                                           SHARES OWNED AND      PERCENT OF
NAME AND ADDRESS                                        NATURE OF OWNERSHIP(1)     CLASS
----------------                                        ----------------------   ----------
Harold E. Riley.......................................    4,765,483 Class A(2)      13.6%
  400 E. Anderson Lane                                      874,935 Class B(2)     100.0%
  Austin, TX 78752
Rick D. Riley.........................................      681,161 Class A(3)       1.9%
  400 E. Anderson Lane
  Austin, TX 78752
Ray A. Riley..........................................      417,124 Class A(4)       1.2%
  400 E. Anderson Lane
  Austin, TX 78752
Timothy T. Timmerman..................................        7,937 Class A             (5)
  Commerce Properties, Inc.
  P.O. Box 163061
  Austin, TX 78716

                                                           SHARES OWNED AND      PERCENT OF
NAME AND ADDRESS                                        NATURE OF OWNERSHIP(1)     CLASS
----------------                                        ----------------------   ----------
Steven F. Shelton.....................................        2,654 Class A             (5)
  7359 Road X
  Lamar, Colorado 81052
Mark A. Oliver........................................        5,468 Class A             (5)
  400 E. Anderson Lane
  Austin, TX 78752
Marcia F. Emmons......................................           39 Class A             (5)
  400 E. Anderson Lane
  Austin, TX 78752
David J. Mehle........................................                   --             (5)
  400 E. Anderson Lane
  Austin, TX 78752
Dr. E. Dean Gage......................................        1,086 Class A             (5)
  Texas A&M University
  College of Veterinary Medicine
  College Station, Texas 77843
Dr. Richard C. Scott..................................                   --             (5)
  Baylor University
  University Development
  Robinson Tower, 8th Floor
  Waco, Texas 76798
All executive officers and directors as a group (ten
  persons)............................................    5,880,952 Class A         16.8%
                                                            874,935 Class B        100.0%

---------------

(1) Except as otherwise indicated, each person named in the table has sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property law.

(2) Owns 4,405,547 Class A shares directly and spouse owns 359,936 Class A shares. The Harold E. Riley Trust, of which Mr. Riley is the controlling Trustee, owns all of the 874,935 issued and outstanding shares of Class B common stock.

(3) Owns 411,532 Class A shares directly, 22,165 Class A shares as joint tenant with spouse, and 227,940 and 19,524 Class A shares indirectly as trustee for minor children and spouse, respectively.

(4) Owns 253,382 Class A shares directly, 20,805 Class A shares as joint tenant with spouse, and 142,937 Class A shares indirectly as trustee for minor children.

(5) Owns less than one percent (1%).

We are not aware of any arrangement, including any pledge by any person, of our common stock, the operation of which may at a subsequent date result in a change of control of the company.

                      BACKGROUND FOR PROPOSALS 1 THROUGH 3

     We were incorporated in Colorado in November 1977. Over the years, our shareholders have approved various amendments to our Articles of Incorporation, some amendments which have amended earlier amendments. Because our Articles of Incorporation and amendments thereto date back over a period of 25 years, it is difficult to determine the content of our Articles of Incorporation as currently in effect since the whole of the articles are in multiple filings over the years. The Colorado Business Corporation Act ("CBCA"), which is the current law that controls corporations formed in Colorado, allows Colorado corporations to restate their Articles of Incorporation in order to bring the original articles and all amendments into one document. We are restating our Articles of Incorporation for purposes of clarity.

     Under the CBCA, a restatement of articles of incorporation does not require shareholder approval since the action simply combines existing articles into one document. However, the CBCA also allow Colorado corporations to amend their articles of incorporation while restating the articles. The CBCA requires shareholder approval for any amendments to our Articles of Incorporation. Our Board of Directors is recommending to our shareholders three separate amendments which are described in the three proposals which follow. We have attached a copy of our Articles of Incorporation, restated and as proposed to be amended, as Appendix A to this proxy statement.

                                 PROPOSAL NO. 1

                     TO AMEND OUR ARTICLES OF INCORPORATION
                      TO INCREASE THE NUMBER OF AUTHORIZED
                             SHARES OF COMMON STOCK

GENERAL

     To provide for our future capital needs, our Board of Directors on January 9, 2004, unanimously adopted a resolution, subject to shareholder approval, to amend Article III of our Articles of Incorporation to provide additional authorized shares of common stock (a copy of Article III, as it is proposed to be amended, is attached to this proxy statement as Appendix A). The proposal provides for an increase in the authorized number of shares of our Class A common stock from 50,000,000 to 100,000,000 shares, and for an increase in the authorized number of shares of our Class B common stock from 1,000,000 to 2,000,000 shares.

     Both classes of common stock are equal in all respects, except that (i) Class B common shareholders elect a simple majority of our Board of Directors and Class A common shareholders elect the remaining directors; and (ii) Class A shareholders receive, on a per-share basis, twice the cash dividends paid on a per-share basis to Class B shareholders. Each outstanding share of common stock has one vote in all matters to be considered at the meeting. In the election of directors, the nominees receiving the highest number of votes cast in their favor will be elected to our board, subject to the right of the Class B shareholders to elect a simple majority of the directors.

     Of our presently authorized 50,000,000 shares of Class A common stock, as of December 31, 2003, 37,674,293 shares were issued including 2,738,874 shares in treasury. No shares are reserved for future issuance. Therefore, we have approximately 12,325,707 authorized, unissued, and unreserved shares of Class A common stock.

     Of our presently authorized 1,000,000 shares of Class B common stock, 874,935 shares are outstanding and no shares are reserved for future issuance. Therefore, we have 125,065 authorized, unissued, and unreserved shares of Class B common stock. All of the outstanding Class B shares are owned by the Harold E. Riley Trust, of which our Chairman, Harold E. Riley, is controlling trustee.

INCREASE OF THE AUTHORIZED CLASS A AND B COMMON STOCK

     Our Board of Directors believes that it is in our company's best interest to increase the number of authorized shares of Class A and B common stock in order to have additional authorized but unissued shares available for issuance to meet business needs as they arise. The Board of Directors believes that the availability of such additional shares will provide our company with the flexibility to issue common stock for possible future financing transactions, stock dividends or distributions, acquisitions, and other proper corporate purposes that may be identified by the Board of Directors. For example, in the past five years we have acquired five insurance companies. The sole consideration paid in each of these acquisitions was the issuance of shares of our Class A common stock to the shareholders of these companies. We have no plans, arrangements, agreements, or understandings at the present time regarding any acquisition using our common stock. However, our Board of Directors may consider future acquisition opportunities and believes it to be in our best interests to have sufficient shares of Class A and Class B common stock available for our future financing needs. The Board of Directors does not intend to issue any Class A and Class B common stock except on terms that the Board of Directors deems to be in the best interests of our company and its shareholders.

     The authorized shares of Class A and Class B common stock in excess of those issued will be available for issuance at such times and for such corporate purposes as our Board of Directors may deem advisable, without further action by our shareholders, except as may be required by applicable law or by the rules of the New York Stock Exchange. Upon issuance, such shares will have the same rights as the outstanding shares of Class A and Class B common stock. Holders of Class A and Class B common stock have no preemptive rights.

     The issuance of additional shares of Class A and Class B common stock, other than through a stock split in the form of a stock dividend, may have a dilutive effect on earnings per share and on the percentage voting power of existing shareholders. Any future issuance of Class A and Class B common stock will be subject to the rights of holders of outstanding shares of any preferred stock that our company may issue in the future if the preferred stock proposal discussed in this proxy statement is approved. See the discussion of Proposal No. 2 below.

POTENTIAL EFFECTS OF THE PROPOSED AMENDMENT

     In deciding whether to issue additional shares of common stock, our Board of Directors will consider the effect of the issuance on our operating results and our then-existing shareholders. Since the simple majority of our Board of Directors is elected by the holders of our Class B common stock, the issuance of shares of Class A common stock in the future will likely not significantly affect the control of our company. However, the acquisition of shares of our Class A common stock by an entity in order to acquire a strong influence on the Board of Directors and our policies might be discouraged through the public or private issuance of additional shares of Class A common stock, since such issuance would dilute the stock ownership of the acquiring entity. The Board of Directors is committed to increasing the underlying value of the shares owned by all holders in the event shares are issued. Our Board of Directors did not propose this amendment for the purpose of discouraging mergers, tender offers, proxy contests, or other changes in control of our company and we are not aware of any specific effort by any party to accumulate our Class A common stock.

     Our outstanding Class B common stock elects a majority of our Board of Directors. All of the outstanding shares of our Class B common stock are owned indirectly by Harold E. Riley, Chairman of the Board, through the Harold E. Riley Trust. Additionally, Mr. Riley is the largest Class A shareholder. Therefore, as a practical matter, Mr. Riley has effective control over significant corporate transactions. Additionally, cumulative voting of shares is not permitted by our Articles of Incorporation. These factors make it more difficult and time consuming for a third party to acquire control of our company or to change the members of our Board of Directors. Authorization of an additional one million shares to the number of Class B common stock we can issue could have the effect of diluting Mr. Riley's ability to effectively control the company if such shares were issued to a third party. We do not have any current plans, arrangements, agreements, or understandings at the present time regarding the issuance of any shares of Class B common stock.

     No rights of appraisal or similar rights of dissenters exist with respect to this proposal.

APPROVAL BY SHAREHOLDERS OF THE PROPOSED AMENDMENT

     Approval of the proposed amendment to our Articles of Incorporation will require the affirmative vote of at least a majority of the issued and outstanding shares of our Class A and Class B common stock, with each class voting separately as a voting group. Upon approval by our shareholders, the proposed amendment will become effective upon filing of articles of amendment with the Colorado Secretary of State, which will occur as soon as practicable following the meeting. In the event that the proposed amendment is not approved by our shareholders at the meeting, the current articles of incorporation relating to our common stock will remain in effect.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF OUR AUTHORIZED SHARES OF OUR CLASS A AND CLASS B COMMON STOCK.

                                 PROPOSAL NO. 2

              TO CREATE AND AUTHORIZE A CLASS OF 25,000,000 SHARES
                OF PREFERRED STOCK AVAILABLE FOR FUTURE ISSUANCE
                      IN SERIES BY OUR BOARD OF DIRECTORS

GENERAL

     To provide for our future capital needs, our Board of Directors on January 9, 2004, unanimously adopted a resolution, subject to shareholder approval, to amend Article III of our Articles of Incorporation to create and authorize 25,000,000 shares of preferred stock. Our Articles of Incorporation currently do not provide for the issuance of preferred stock.

     Under the CBCA, if the proposed preferred stock is approved by the shareholders, our Board of Directors will have the authority to issue one or more series of preferred stock with such voting rights (subject to the existing rights of our common stock with respect to the election of directors), dividend preferences or interest rates, redemption terms and prices, maturity terms and dates, liquidation preferences, conversion or other special rights, and such other terms qualifications, limitations or restrictions, as our Board may designate for each series issued from time to time. As such, the preferred stock would be available for issuance without further action by our shareholders, except as may be required by applicable law or pursuant to the requirements of the New York Stock Exchange (or other exchange or quotation system upon which our securities are then trading.)

DISCUSSION OF PROPOSED PREFERRED STOCK

     Our Board of Directors believe that the creation of preferred stock is advisable and in the best interests of our company and our shareholders for several reasons. The authorization of the preferred stock would permit our Board of Directors to issue such stock without shareholder approval and, thereby, provide us with maximum flexibility in structuring acquisitions, joint ventures, strategic alliances, capital-raising transactions and for other corporate purposes.

     The preferred stock would enable us to respond promptly to and take advantage of market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special shareholders' meeting to approve a contemplated stock issuance.

     We do not view the authorization of the preferred stock as part of any "anti-takeover" strategy. Any future series of preferred stock created by our Board of Directors would be subject to the existing rights of our Class B common shareholders to elect a simple majority of our Board of Directors and to the Class A common shareholders to elect the remaining members of our Board of Directors. However, the issuance of shares of preferred stock under particular circumstances could dilute or impair the voting power of our common stock with respect to other matters.

     We would likely issue preferred stock without first offering it to holders of our common stock, as the holders of our common stock have no preemptive rights. The actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock cannot be stated until the Board determines the specific rights of the holders of such series of preferred stock. However, the effects might include, among other things, granting superior dividend rights to, or restricting dividends on, our common stock, diluting the voting power of our common stock (except with respect to the elections of directors), reducing the market price of our common stock, or impairing the liquidation rights of our common stock, without further action by our shareholders.

     We may consider issuing preferred stock in the future for purposes of acquiring other businesses and raising additional capital or for other reasons.

POTENTIAL ISSUANCE OF PREFERRED STOCK

     On January 9, 2004, we entered into a term sheet with a New York based institutional investor ("Investor"). The term sheet outlines a proposed issuance of up to $25 million in senior convertible preferred stock by us to the Investor. The letter agreement, while not a definitive agreement between the parties, does require both the Investor and us to negotiate in good faith towards a definitive agreement. The proposed preferred stock would be sold to the Investor for cash. We contemplate that net proceeds from the sale would be used for acquisitions and general working capital. The term sheet does not require, nor is it contemplated, that the Investor be given a seat on our Board of Directors. The term sheet is subject to:

     - completion of due diligence by the Investor;

     - mutual agreement on definitive terms, agreements and documentation;

     - no material adverse change affecting us prior to closing; and

     - approval by our shareholders of this proposal to amend our articles of incorporation to issue preferred stock.

     While the exact rights and terms of the proposed preferred stock are not final, the term sheet contemplates that the series of preferred stock would have the following terms:

     - Security and Issuance Amount -- $25 million of 4% Senior Convertible Preferred Stock, of which $20 million would be purchased on closing and an option to purchase an additional $5 million for 12 months.

     - Preferred Dividend -- 4% per annum, accrued to the principal face amount of the preferred stock, compounded quarterly and payable in cash or shares of our Class A common stock.

     - Voting -- None, other than class voting rights as will be required under the CBCA.

     - Term/Maturity -- Principal face amount of the preferred stock plus accrued, but unpaid, dividends would be due 60 months after the closing.

     - Payment Terms -- We may pay the principal amount and any dividends due in cash or, at our election, in shares of our Class A common stock. If payment were to be made in Class A shares, the number of shares issued would be calculated by taking the dollar amount due and dividing it by the lesser of (a) the conversion price or (b) 95% of the 15-day volume weighted average price of our Class A common shares for the 15-day period prior to the payment date. The terms sheet defines the conversion price to be 110% of the weighted average price of our Class A common shares for the 30 business days prior to the closing of the transaction (the "Conversion Price").

     - Forced Conversion -- We would have the option to require conversion of the preferred stock into our Class A common stock if our Class A common stock trades higher than 135% of the Conversion Price for a period of 25 consecutive trading days after the closing.

     - Forced Redemption -- If the average of the closing prices of our Class A common stock is less than 80% of the Conversion Price during any 50 day trading period after issuance of the preferred stock, following the first anniversary of the closing, the Investor may force us every six months to redeem up to 25% of any outstanding preferred stock at its face amount plus any accrued dividends. We have the election of paying any forced redemption in cash or in Class A common shares with the number of shares to be issued calculated in the same manner described under "Payment Terms" above. The Investor's right to force redemption is terminated if the closing price of our Class A common stock exceeds 130% of the Conversion Price for any 25 business day period after closing.

     - Liquidation Rights -- In the case of a liquidation of our company, any principal amount and accrued dividends on outstanding shares of the preferred stock would be entitled to payment prior to a liquidating distribution to our outstanding shares of common stock.

     - Warrants -- The Investor would also receive a seven year warrant to purchase shares of our Class A common stock for 100% of the Conversion Price. The number of Class A common shares issuable under the warrant would be equal to 27.5% of the number of preferred shares issued to the Investor. The warrants would contain customary anti-dilution provisions with respect to stock splits, stock dividends and other similar events. The preferred stock will not contain anti-dilution provisions, although the Investor will have the right to force redemption if we issue any equity securities or equity-linked securities at a price per share below the Conversion Price.

     - Registration Rights -- We will be obligated to register for resale with the Securities and Exchange Commission any of the shares of Class A common stock issued in connection with the transaction described above.

     - Borrowing Limitation -- We will not be allowed to incur any new debt or obligations that is in any manner senior to or equal in right of payment or liquidation to the preferred stock; however, we retained the right to utilize a bank line of credit of up to $30 million.

     THE FOREGOING TERMS ARE NOT NECESSARILY BINDING ON US OR THE INVESTOR. AS WE PREPARE AND NEGOTIATE DEFINITIVE AGREEMENTS WITH THE INVESTOR, THE TERMS OF THE PREFERRED STOCK MAY BE REVISED. SINCE APPROVAL OF THIS PROPOSAL WILL ALLOW OUR BOARD OF DIRECTORS TO ISSUE THE PREFERRED STOCK IN SERIES WITH TERMS AND RIGHTS AS IT DEEMS FIT WITHOUT SHAREHOLDER APPROVAL, OUR BOARD OF DIRECTORS WOULD BE ABLE TO ISSUE A SERIES OF PREFERRED STOCK WITH TERMS OR RIGHTS THAT VARY SIGNIFICANTLY FROM THE TERMS DESCRIBED ABOVE, WHETHER IT BE IN A TRANSACTION WITH THE INVESTOR OR OTHERWISE. DEPENDING ON THE FINAL TERMS, THE PREFERRED STOCK COULD BE CLASSIFIED AS A LIABILITY RATHER THAN EQUITY FOR FINANCIAL REPORTING PURPOSES. FURTHERMORE, AS THE TERM SHEET ONLY OBLIGATES US AND THE INVESTOR TO NEGOTIATE IN GOOD FAITH TOWARDS DEFINITIVE DOCUMENTS, NEITHER PARTY IS BOUND TO COMPLETE THE TRANSACTION AS DESCRIBED ABOVE.

APPROVAL BY SHAREHOLDERS OF THE PROPOSED AMENDMENT

     Approval of the proposed amendment to our Articles of Incorporation will require the affirmative vote of at least a majority of the issued and outstanding shares of our Class A and Class B common stock, with each class voting separately as a voting group. Upon approval by our shareholders, the proposed amendment will become effective upon filing of Articles of Amendment with the Colorado Secretary of State, which will occur as soon as practicable following the meeting. In the event that the proposed amendment is not approved by our shareholders at the meeting, we will not be able to issue preferred stock and we will not be able to complete our proposed financing with the Investor.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO CREATE AN AUTHORIZED CLASS OF 25,000,000 SHARES OF PREFERRED STOCK AVAILABLE FOR FUTURE ISSUANCE IN SERIES WITH TERMS AND PREFERENCES DESIGNATED BY OUR BOARD OF DIRECTORS.

                                 PROPOSAL NO. 3

          TO INCREASE THE MAXIMUM NUMBER OF DIRECTORS ON OUR BOARD OF
                DIRECTORS FROM NINE MEMBERS TO UP TO 15 MEMBERS

     Considering the growth and size of our company, our Board of Directors on January 9, 2004, unanimously adopted a resolution, subject to shareholder approval, to amend Article V of our Articles of Incorporation to increase the maximum number of directors on our Board of Directors from nine members to up to 15 members (a copy of Article V, as it is proposed to be amended, is attached to this proxy statement as Appendix A).

     Our Articles of Incorporation provide that our Board of Directors shall consist of at least five members and not more than nine members. Our company has grown significantly since it was incorporated 1977. We have grown to become a life insurance holding company with approximately 120 employees and approximately $400 million in assets at December 31, 2003 (unaudited). Our Class A common stock is traded on the New York Stock Exchange ("NYSE").

     As a life insurance holding company and stature as a company traded on the NYSE, along with intentions to continue our growth pattern, our Board of Directors believes it requires the flexibility to increase the size of the Board to meet the challenges of a complex and highly competitive insurance industry. In order to effectively manage and guide the business plan of the company, we may require Board members with diverse backgrounds, such as in sales, national and international business contacts and experience, insurance regulation and medicine (considering our significant life insurance business).

     Additionally, recent NYSE regulations and federal securities laws require Boards of Directors of public companies to include members on the Board who are sophisticated in accounting matters. Current NYSE regulations require that we maintain an Audit Committee of the Board of Directors comprised of at least three independent directors, all of whom must be financially sophisticated and one of whom must be an accounting expert.

     Thus, we believe it is important to be authorized to maintain a board size to meet the regulatory and business challenges of the insurance industry. Failure to obtain shareholder approval of this amendment could lead to our Board being unprepared to effectively complete and meet the significant regulatory requirements of a publicly traded insurance holding company.

APPROVAL BY SHAREHOLDERS OF THE PROPOSED AMENDMENT

     Approval of the proposed amendment to our Articles of Incorporation will require the affirmative vote of at least a majority of the issued and outstanding shares of our Class A and Class B common stock, with each class voting separately as a voting group. Upon approval by our shareholders, the proposed amendment will become effective upon filing of Articles of Amendment with the Colorado Secretary of State, which will occur as soon as practicable following the meeting. In the event that the proposed amendment is not approved by our shareholders at the meeting, our Board of Directors will be limited to no more than nine members.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE THE MAXIMUM NUMBER OF DIRECTORS ON OUR BOARD OF DIRECTORS FROM NINE MEMBERS TO UP TO 15 MEMBERS.

                 DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     The deadline for receipt of shareholder proposals for our 2004 meeting was on December 26, 2003. Any shareholder who wishes to present a proposal to be considered at our 2005 annual meeting of shareholders and who wishes to have such proposal receive consideration for inclusion in our proxy statement for such meeting must deliver such proposal in writing to us at 400 East Anderson Lane, Austin, Texas 78752, not later than 120 calendar days before the date that our proxy statement is released to our shareholders in connection with our 2004 annual meeting of shareholders. Any such shareholder proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

     The persons who will be named as proxies for the 2004 annual meeting of shareholders will generally have discretionary authority to vote on any matter presented by a shareholder for action at that meeting. In the event that we receive notice of any shareholder proposal no later than forty-five (45) days before the date on which we first mail our 2004 proxy statement, then so long as we include in our proxy statement for the 2004 annual meeting of shareholders advice on the nature of the matter and how the named proxies intend to vote the shares for which they have received discretionary authority, such proxies may exercise discretionary authority with respect to such matter, except to the extent limited by the rules of the Securities and Exchange Commission governing shareholder proposals.

            INCORPORATION BY REFERENCE OF ANNUAL REPORT ON FORM 10-K
                       AND QUARTERLY REPORT OF FORM 10-Q

     This Proxy Statement incorporates by reference our Form 10-K for the fiscal year ended December 31, 2002, which was previously delivered to our shareholders and which contains important information about us and our financial condition that is not included in this Proxy Statement. This Proxy Statement also incorporates by reference our quarterly report on Form 10-Q for the periods ended March 31, June 30 and September 30, 2003. We will provide upon written request, without charge to each shareholder, a copy of our Form 10-K and Forms 10-Q, as filed with the Securities and Exchange Commission. Any such requests should be directed to our corporate secretary at our executive offices set forth in this proxy statement or may be acquired from our web site at www.citizensinc.com by clicking on the "Investor Information" button and then clicking on the "SEC Filings" button. You may also obtain copies of the Form 10-K and Forms 10-Q by accessing the SEC's homepage (www.sec.gov).

                                 OTHER MATTERS

     At the date of mailing of this proxy statement, we are not aware of any business to be presented at the meeting other than the proposals discussed above. If other proposals are properly brought before the meeting, any proxies returned to us will be voted as the proxyholders see fit.

                                          By Order of the Board of Directors

                                          By      /s/ MARCIA F. EMMONS
                                            ------------------------------------
                                            Marcia F. Emmons,
                                            Secretary

Austin, Texas
January 26, 2004

                                                                      APPENDIX A

                 RESTATED AND AMENDED ARTICLES OF INCORPORATION
                                       OF
                                 CITIZENS, INC.

                 RESTATED AND AMENDED ARTICLES OF INCORPORATION
                                       OF
                                 CITIZENS, INC.

     Citizens, Inc., a Colorado corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of the Colorado Business Corporation Act, hereby certifies to the Secretary of State of Colorado that:

     FIRST: The Corporation desires to restate and amend its Articles of Incorporation as currently in effect as hereinafter provided.

     SECOND: The provisions set forth in these Restated and Amended Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto. These Restated and Amended Articles of Incorporation correctly set forth the provisions of the Articles of Incorporation, as amended, of the Corporation.

     THIRD: The Articles of Incorporation of the Corporation are hereby amended and restated by striking in their entirety all previous articles, and by substituting in lieu thereof the following:

                                   ARTICLE I

                                      NAME

     The name of the corporation is Citizens, Inc.

                                   ARTICLE II

                                    PURPOSE

     The objects and purposes for which this company is formed and incorporated are:

          To purchase, hold, pledge, transfer, sell, or otherwise dispose of or deal in, the shares of the capital stock, bonds, debentures, notes or other securities or evidences of indebtedness of any corporation; to receive, collect and dispose of dividends, interests or other income on any such securities held by it; and do any and all acts and things tending to increase the value of said corporation; to issue bonds and secure the same by pledge or deed of trust of or upon any part of such securities or other property held or owned by the company and to sell or pledge such bonds for proper corporate purposes and in the promotion of its corporate business; to purchase, receive, hold and dispose of any securities of any person or corporation, whether such securities shall be bonds, mortgages, debentures, notes, shares of capital stock or otherwise, and in respect to any such securities, to exercise any and all rights and privileges of ownership thereof; to borrow and lend money and negotiate loans; to know, accept, endorse, buy and sell promissory notes, bonds, stocks, debentures, coupons and other securities; to issue, subscribe for, take, acquire, hold, sell, exchange and deal in shares, stocks, bonds, obligations, and securities of any government, authority, or company; to form, promote, subsidize and assist companies, syndicates or partnerships of all kinds, and to finance and refinance the same.

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Colorado.

                                  ARTICLE III

                                     SHARES

     The total number of shares of all classes which the Corporation has authority to issue is 127,000,000 of which 102,000,000 shares shall be Common Stock, and 25,000,000 shares shall be Preferred Stock.

     The designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock are as follows:

                                  COMMON STOCK

     Subject to all of the rights of the Preferred Stock as expressly provided herein, by law or by the Board of Directors pursuant to this Article, common stock divided into two (2) classes:

          A. 100,000,000 shares of Class A Common Stock of no par value per share; and

          B. 2,000,000 shares of Class B Common Stock of no par value per share.

     Cumulative voting shall be denied as to each class of common stock and no shareholder of either class shall have any pre-emptive right to acquire any share of stock to be issued by the Corporation.

     The Common Stock of the Corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in these Articles of Incorporation. The Class A Common Stock and the Class B Common Stock shall be equal in all respects, except that:

          1. The cash dividends paid upon each share of Class A Common Stock shall be twice the cash dividends paid on each share of Class B Common Stock.

          2. The holders of the Class B Common Stock shall have the exclusive right to elect a simple majority of the members of the Board of Directors of the Corporation; and the holders of Class A Common Stock shall have the exclusive right to elect the remaining Directors.

                                PREFERRED STOCK

     The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. The description of shares of each series of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors and in Articles of Amendment to State Terms of Series Shares filed as required by law from time to time prior to the issuance of any shares of such series.

     The Board of Directors is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, if and to the extent from time to time required by law, by filing Articles of Amendment to State Terms of Series Shares to set or change the number of shares to be included in each series of Preferred Stock and to set or change in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms and conditions of redemption relating to the shares of each such series. Notwithstanding the foregoing, the Board of Directors shall not be authorized to change the right of the Common Stock of the Corporation to vote one vote per share on all matters submitted for stockholder action. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:

          (a) the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed 25,000,000);

          (b) the annual distribution rate on shares of such series, whether distributions shall be cumulative and, if so, from which date or dates;

          (c) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (d) the obligation, if any, of the Corporation to redeem or repurchase shares of such series pursuant to a sinking fund;

          (e) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

          (f) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (g) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

          (h) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series which may be authorized or permitted under the Colorado Business Corporation Act.

     The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

                                   ARTICLE IV

                                    DURATION

     The term of existence of the corporation shall be perpetual.

                                   ARTICLE V

                                   DIRECTORS

     The business and affairs of the corporation shall be under the control and management of a Board of Directors consisting of not less than five (5) members and not more than fifteen (15) members, the number to be fixed by the by-laws of the company.

                                   ARTICLE VI

                             NO PRE-EMPTIVE RIGHTS

     Shareholders shall not have a pre-emptive right to subscribe for additional shares of the corporation issued from time to time by the corporation.

                                  ARTICLE VII

                                     BYLAWS

     The Board of Directors shall have power to enact, alter, amend and repeal the by-laws of the corporation not inconsistent with the laws of the State of Colorado and these Articles of Incorporation as it may deem best for the management of the corporation.

                                  ARTICLE VIII

                ELIMINATION OF PERSONAL LIABILITY OF A DIRECTOR

     No director shall be liable to the Corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (a) shall be liable under

C.R.S. Section 7-5-114 or any amendment thereto or successor provision thereto;
(b) shall have breached the director's duty of loyalty to the Corporation or its. shareholders; (c) shall not have acted in good faith or, in failing to act shall not have acted in good faith; (d) shall have acted or failed to act in a manner involving intentional misconduct or a knowing violation of law; or (e) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article, nor the adoption of any provision in the Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect to any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision. This Article shall apply to the full extent now permitted by Colorado law or as may be permitted in the future by changes or enactments in Colorado law, including without limitation C.R.S. Section 7-2-102 and/or C.R.S. Section 7-3-101.

                                   ARTICLE IX

                              VOTING REQUIREMENTS

     When, with respect to any action to be taken by shareholders of the Corporation, the Colorado Corporation Code requires the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote thereon, or of any class or series, such action may be taken by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such action, unless any class of shares is entitled to vote thereon as a class, in which event the proposed action may be taken upon receiving the affirmative vote of the holders of a majority of the shares of each class of shares entitled to vote thereon as a class and of the total shares entitled to vote thereon.

                                   ARTICLE X

                                 INCORPORATORS

     The name and address of each incorporator is:

NAME                                                        ADDRESS
----                                                        -------
Dr. Bruce Holman.........................  3401 East Kentucky Avenue
                                           Denver, Colorado 80209
Stanford E. Ernest.......................  3280 Dartmouth Avenue
                                           Boulder, Colorado 80302
Max P. Osborn............................  2445 Vance
                                           Lakewood, Colorado 80215
Howard M. Jeffries.......................  7720 South Race
                                           Littleton, Colorado 80122
George A. Powell.........................  6601 South Marion Court
                                           Littleton, Colorado 80121
Thomas J. Murphy.........................  3361 South Ulster Court
                                           Denver, Colorado 80321
James F. Martin..........................  1216 Pierce, No. A-13
                                           Lakewood, Colorado 80215

     FOURTH: By resolution of the Board of Directors of the Corporation at a duly called meeting on January 9, 2004, the Board of Directors approved these Restated and Amended Articles of Incorporation and advised to the stockholders of the Corporation the same, and by vote of the stockholders of the Corporation at a duly called meeting on March 4, 2004, the stockholders duly approved these Restated and Amended Articles of Incorporation in compliance with the CBCA.

     FIFTH: The number of votes cast for the amendments contained in these Restated and Amended Articles of Incorporation by each voting group entitled to vote separately on the amendments was sufficient for approval by that voting group.

The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing and to which the Secretary of State may deliver notice if filing of this document is refused, are: David A. Thayer, Esq., Jones & Keller, P.C., 1625 Broadway, Suite 1600, Denver, CO 80202, (303) 573-1600.

PROXY                                                                      PROXY

                                 CITIZENS, INC.
                             400 East Anderson Lane
                               Austin, Texas 78752

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of Citizens, Inc. acknowledges receipt of the notice of the special meeting of shareholders, to be held Thursday, March 4, 2004, at 10:00 a.m. Central time, at the Company's headquarters at 400 East Anderson Lane, Austin, Texas and hereby appoints Rick D. Riley and Mark A. Oliver, or either of them, each with the power of substitution, as attorneys and proxies to vote all the shares of the undersigned at the special meeting and at all adjournments thereof, hereby ratifying and confirming all that the attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

         1. Proposal to amend Article III of the Articles of Incorporation to (i) increase the number of authorized shares of our Class A common stock from 50,000,000 to 100,000,000 shares and (ii) increase the number of authorized shares of our Class B common stock from 1,000,000 to 2,000,000 shares.

                  [ ] FOR              [ ] AGAINST            [ ] ABSTAIN

         2. Proposal to amend Article III of the Articles of Incorporation to create an authorized class of 25,000,000 shares of preferred stock available for future issuance in series with terms and preferences designated by the Board of Directors.

                  [ ] FOR              [ ] AGAINST            [ ] ABSTAIN

         3. Proposal to amend Article V of the Articles of Incorporation to increase the maximum number of directors on our Board of Directors from nine members to up to 15 members.

                  [ ] FOR              [ ] AGAINST            [ ] ABSTAIN

         4. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE, TWO AND THREE AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

DATED:___________________ 2004      ____________________________________________
                                    SIGNATURE

                                    ____________________________________________
                                    SIGNATURE IF HELD JOINTLY

                                    Please sign your name exactly as it appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.